SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                       FORM 8-K




                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934




       Date of report:  December 9, 1994            Commission File No. 1-7361
       (Date of earliest event reported)




                            AMERICAN FINANCIAL CORPORATION




       Incorporated under the Laws of Ohio                        IRS Employer
                                                 Identification No. 31-0624874



                                One East Fourth Street
                               Cincinnati, Ohio  45202
                                Phone:  (513) 579-2121



          Former name or former address, if changed since last report - not applicable.

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                            AMERICAN FINANCIAL CORPORATION

                                       FORM 8-K


               Item 5.        Other Events.


          Please see the News Release dated December 12, 1994 attached hereto as Exhibit 1. The definitive agreement referred to in the News release, the Agreement and Plan of Acquisition and Reorganization among American Premier Group, Inc., American Financial Corporation, American Premier Underwriters, Inc and others dated December 9, 1994, was attached as Exhibit 2 to Registration Statement No. 33-56813 on Form S-4 filed by American Premier Group, Inc., and is incorporated herein by reference.


                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        AMERICAN FINANCIAL CORPORATION



          December 16, 1994             By: James C. Kennedy
          Via EDGAR                           James C. Kennedy
                                              Deputy General Counsel and
                                                Secretary







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          Exhibit 1 - NEWS RELEASE

                            AMERICAN FINANCIAL CORPORATION
                                  TO BE ACQUIRED BY
                         AMERICAN PREMIER UNDERWRITERS, INC.

          FOR IMMEDIATE RELEASE

               (December 12, 1994) - American Financial Corporation ("AFC") announced today that it has entered into a definitive agreement to become a subsidiary of a newly formed company, American Premier Group, Inc. ("New American Premier") which will own both AFC and American Premier Underwriters, Inc. ("American Premier").

               In the transaction, Carl H. Lindner and members of his family, holders of 100% of the common stock of AFC, will exchange each of their shares of AFC common stock for 1.45 shares of common stock of New American Premier. In addition, American Premier will merge with a different subsidiary of New American Premier and all shareholders of American Premier will receive shares of New American Premier common stock on a one-for-one basis.

               The Lindner Family will beneficially own approximately 50.9% of New American Premier upon completion of the transaction. Currently, AFC and the Lindner Family beneficially own approximately 40.4% of American Premier's outstanding common stock.

               AFC's   debentures  and   preferred  shares   would   remain
          outstanding and publicly traded. AFC will continue to be a separate publicly reporting company. Holders of AFC Series F and G Preferred Stock will be given the right to vote in matters considered by AFC shareholders. New American Premier has announced that following completion of the transaction it will likely redeem some of the debt of AFC and AFC's wholly-owned subsidiaries.

               The transactions are subject to a number of conditions, including, among others, approval by American Premier's stockholders, certain regulatory conditions and other conditions customary in transactions of this nature.

               American Premier operates businesses primarily in the areas of specialty property and casualty insurance. AFC is a holding company with financial subsidiaries engaged in property and casualty insurance, annuity programs and portfolio investing. AFC also owns a significant portion of the voting equity securities of several publicly owned companies. Both AFC and American Premier are Cincinnati-based companies.

                                        # # #
          FOR FURTHER INFORMATION,
          PLEASE CONTACT
          Sandra W. Heimann
          Telephone:  513-579-2121
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